UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Silgan Holdings Inc.

(Name of Registrant as Specified in Its Charter)

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4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on May 27, 2016

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, at 9:00 a.m. on Friday, May 27, 2016, for the following purposes:

1.	To elect two directors of the Company to serve until the Company’s annual meeting of stockholders in 2019 and until their successors are duly elected and qualified;

2.	To reapprove the material terms of the performance goals under the Silgan Holdings Inc. Senior Executive Performance Plan, as amended;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 11, 2016 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 21, 2016

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first four items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 27, 2016

This Proxy Statement and the Company’s Annual Report for 2015 are available at www.silganholdings.com/proxyandannualreport

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on May 27, 2016

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, on Friday, May 27, 2016, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 21, 2016.

Only holders of record of our Common Stock as of the close of business on April 11, 2016, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had 60,468,347 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the election of the nominees for director listed below to serve until our annual meeting of stockholders in 2019 and until their successors are duly elected and qualified, FOR the reapproval of the material terms of the performance goals under the Silgan Holdings Inc. Senior Executive Performance Plan, as amended, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. These rules apply to us notwithstanding the fact that our Common Stock is traded on the Nasdaq Stock Market. Therefore, your broker is not able to vote on your behalf in any director election or with respect to certain other corporate governance matters without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of the first three matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting, and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to a particular proposal will not be counted in determining the total number of votes cast or in determining whether such proposal has received the requisite number of affirmative votes.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of seven members, divided into three classes designated as Class I, Class II and Class III. We have two Class I Directors, two Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class I Directors expires.

Our Class I Directors currently are Messrs. R. Philip Silver and William C. Jennings. Pursuant to the Amended and Restated Stockholders Agreement dated as of November 6, 2001, or the Stockholders Agreement, among R. Philip Silver, D. Greg Horrigan and the Company, each of Messrs. Silver and Jennings was nominated for re-election at the Meeting as Class I Directors of the Company, to serve until our annual meeting of stockholders in 2019 and until his successor has been duly elected and qualified. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material provisions of the Stockholders Agreement.

Each nominee for Class I Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated pursuant to the Stockholders Agreement.

We provide below certain information regarding each nominee for Class I Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2015), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that each nominee and Director brings to our Board of Directors. We believe that each nominee and current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience and finance and accounting experience.

Nominees for election as Directors (Class I)—term expiring 2019

R. Philip Silver, age 73, has been our Co-Chairman of the Board in a non-executive capacity since March 2006. Prior to that, Mr. Silver was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Silver was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our Chairman of the Board in an executive capacity. Mr. Silver is one of our co-founders and has been a Director since our inception in 1987. Prior to founding the Company in 1987, Mr. Silver was a consultant to the packaging industry. Mr. Silver was President of Continental Can Company from June 1983 to August 1986. As one of our co-founders, Mr. Silver brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

William C. Jennings, age 76, has been one of our Directors since July 2003. Mr. Jennings is a retired partner of PricewaterhouseCoopers LLP, where he led its risk management and internal control consulting practice from

1991 until his retirement in 1999. Prior to that, Mr. Jennings served as a senior audit partner at Coopers & Lybrand, as a Senior Executive Vice President at Shearson Lehman Brothers responsible for quality assurance, internal audit and compliance and as Executive Vice President and Chief Financial Officer of Bankers Trust Company. Since retiring from PricewaterhouseCoopers LLP, Mr. Jennings has provided independent consulting services to a number of companies. Mr. Jennings currently serves as a director of The Spectranetics Corporation, a manufacturer of medical devices. During the past five years, Mr. Jennings also served as a director of Axcelis Technologies, Inc., a supplier for the semiconductor industry. Mr. Jennings brings to our Board of Directors extensive experience in finance and accounting matters, particularly as they apply to public companies, and he has experience as a public company director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS I) OF THE COMPANY.

Incumbent Directors (Class II)—term expiring 2017

D. Greg Horrigan, age 72, has been our Co-Chairman of the Board in a non-executive capacity since March 2006. Prior to that, Mr. Horrigan was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Horrigan was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our President. Mr. Horrigan is one of our co-founders and has been a Director since our inception in 1987. Prior to founding the Company in 1987, Mr. Horrigan was Executive Vice President and Operating Officer of Continental Can Company from 1984 to 1987. As one of our co-founders, Mr. Horrigan brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

John W. Alden, age 74, has been one of our Directors since November 2001. From 1965 until 2000, Mr. Alden was employed by United Parcel Service of America, Inc., or UPS, serving in various management positions. Until his retirement in 2000, Mr. Alden was Vice Chairman of UPS since 1996 and a director of UPS since 1988. Mr. Alden is currently a director of ArcBest Corporation, a provider of freight transportation, and HD Supply Holdings Inc., a North American industrial distributor. During the past five years, Mr. Alden also served as a director of Barnes Group Inc., an aerospace and industrial components manufacturer, and The D & B Corporation, a provider of commercial information. Mr. Alden has significant executive management experience and experience as a public company director.

Incumbent Directors (Class III)—term expiring 2018

Anthony J. Allott, age 51, has been one of our Directors since June 2006 and has been our Chief Executive Officer since March 2006 and our President since August 2004. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott brings to our Board of Directors considerable executive management experience and serves as our Chief Executive Officer.

Joseph M. Jordan, age 69, has been one of our Directors since March 2014. Mr. Jordan is a retired partner of KPMG LLP, where he was employed from April 1981 until his retirement in September 2009. At KPMG, Mr. Jordan was a partner in its Financial Services practice, serving banking and insurance company clients. He served as partner-in-charge of KPMG’s New York Insurance Practice and was KPMG’s National Director of Insurance Tax Services. Mr. Jordan also served as a partner in KPMG’s Department of Professional Practice, specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Following his retirement from KPMG, Mr. Jordan has served as an independent consultant. Prior to joining KPMG, Mr. Jordan began his professional career with the United States Department of Treasury. Mr. Jordan brings to our Board of Directors extensive experience in accounting and financial matters, particularly for public companies.

Edward A. Lapekas, age 72, has been one of our Directors since October 2001. Mr. Lapekas was Non-Executive Chairman of the Board of Tegrant Corporation, a manufacturer of packaging materials, from March 2007 until November 2011. Mr. Lapekas was Non-Executive Chairman of the Board of Pliant Corporation, a manufacturer of film and flexible packaging products, from October 2003 until June 2006 and interim Chief Executive Officer of Pliant Corporation from August 2003 until October 2003. Mr. Lapekas was Chairman of the Board and Chief Executive Officer of Nexpak Corporation, a packaging manufacturer, from November 2002 until March 2003. From October 2000 until June 2001, Mr. Lapekas was Executive Chairman of Packtion Corporation, an e-commerce packaging venture. From May 1996 until July 2000, Mr. Lapekas was employed by American National Can Group, Inc., last serving as Chairman and Chief Executive Officer. Prior to that, Mr. Lapekas served as Deputy Chairman and Chief Operating Officer of Schmalbach-Lubeca AG, a packaging manufacturer. From 1971 until 1991, Mr. Lapekas was employed by Continental Can Company where he served in various strategy, planning, operating and marketing capacities. From October 2003 until December 2009, Mr. Lapekas was a director of Pliant Corporation, a company that filed for Chapter 11 bankruptcy protection in both January 2006 and February 2009. Mr. Lapekas brings to our Board of Directors extensive experience in the consumer goods packaging industry and has significant executive management experience and experience as a public company director.

Messrs. Silver and Jennings were elected as Directors of the Company at our annual meeting of stockholders in 2013. Messrs. Horrigan and Alden were elected as Directors of the Company at our annual meeting of stockholders in 2014. Messrs. Allott, Jordan and Lapekas were elected as Directors of the Company at our annual meeting of stockholders in 2015.

Each of John W. Alden, William C. Jennings, Joseph M. Jordan and Edward A. Lapekas is an “independent director,” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The independent directors held four meetings during 2015 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met four times and acted by written consent six times during 2015. Each of our Directors attended more than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2015 during which he was a Director and (2) the total number of meetings held in 2015 by all committees of the Board of Directors on which he served during which he was a Director.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of

Directors considers many factors. At this time, each of the positions of Co-Chairmen of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in the consumer goods packaging industry and extensive executive management experience with the Company. Our Co-Chairmen of the Board are co-founders of the Company and each has over thirty years of management experience in the packaging industry. With their experience, our Co-Chairmen of the Board effectively lead our Board of Directors in its fundamental role of overseeing the business and affairs of the Company.

As part of each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors. These meetings allow our independent Directors to discuss matters involving the Company without the presence of any member of management or any inside director.

Committees of the Board of Directors

Our Board of Directors has two standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2015, the Audit Committee held eight meetings and acted by written consent two times. The Audit Committee consists of Messrs. Jennings, Alden, Jordan and Lapekas, each of whom our Board of Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the Securities and Exchange Commission, or the SEC. All of our “independent directors” are members of the Audit Committee. Mr. Jennings is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Messrs. Jennings and Jordan meets the criteria of an “audit committee financial expert” under applicable rules of the SEC. Mr. Jennings’ extensive background and experience includes leading the risk management and internal control consulting practice of PricewaterhouseCoopers LLP, serving as senior audit partner at Coopers & Lybrand and serving as Chief Financial Officer of Bankers Trust Company. Mr. Jordan’s extensive background and experience includes serving as a financial services partner at KPMG and as a partner in KPMG’s Department of Professional Practice specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, pursuant to the terms of the Silgan Holdings Inc. Amended and Restated 2004 Stock Incentive Plan, or the 2004 Stock Incentive Plan, the Compensation Committee is responsible for administering the 2004 Stock Incentive Plan, making awards and grants under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the 2004 Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants (such as Frederic W. Cook & Co., Inc.) for certain matters regarding director and executive officer compensation, but it did not consult with outside consultants in 2015. The Compensation Committee held three meetings and acted by written consent twice during 2015. The Compensation Committee consists of Messrs. Lapekas, Alden, Jennings and Jordan, each of whom is an “independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the Nasdaq Stock Market. All of our “independent directors” are members of the Compensation Committee. Mr. Lapekas is the Chairperson of the Compensation Committee.

In November 2001, the Company and Messrs. Silver and Horrigan, our Co-Chairmen of the Board, entered into the Stockholders Agreement, which had replaced previous stockholders and organization agreements. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election all directors of the Company so long as the Group holds an aggregate of at least 14,306,180 shares of our Common Stock (as adjusted for the stock splits effected on September 15, 2005 and May 3, 2010). As of the date of this Proxy Statement, the Group held more than 14,306,180 shares of our Common Stock. In the very unlikely event that either of Messrs. Silver or Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any nominee for director or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election, then our Board of Directors has the right to nominate for director the number of individuals that the Group could not agree on as nominees or failed to nominate timely.

Accordingly, our Board of Directors does not have a nominating committee because the right to nominate all directors has been contractually granted to the Group, and our Board of Directors deems it very unlikely at this time that they would have to nominate for election any director. As a result, the Company does not have a nominating committee charter, does not have a policy to consider director candidates recommended by stockholders, does not have a policy regarding the composition or diversity of our Board of Directors and does not have a process for identifying or evaluating nominees for director. All nominees for Class I Director of the Company to be elected at the Meeting were nominated by the Group pursuant to the Stockholders Agreement.

Stockholder Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders to send communications to it. Security holders may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office in Stamford, Connecticut. If the Company receives at its office in Stamford, Connecticut any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be.

COMPENSATION OF DIRECTORS

Each of our Directors (including our non-executive Co-Chairmen of the Board) who does not receive compensation as an officer or employee of the Company or any of its affiliates is paid an annual retainer of $50,000 for service on our Board of Directors and a fee of $2,000 for each meeting of our Board of Directors or committee thereof attended, plus reimbursement for business related travel and other reasonable out-of-pocket expenses. Each of our non-executive Co-Chairmen of the Board is also paid an annual retainer fee of $50,000 for his service as a Co-Chairman of the Board. The Company also maintains an office for each of Messrs. Silver and Horrigan, our non-executive Co-Chairmen of the Board, at its offices in Stamford, Connecticut, and provides them with access to a shared assistant. Additionally, each of our Directors (including our non-executive Co-Chairmen of the Board) who does not receive compensation as an officer or employee of the Company or any of our affiliates receives an annual equity based director award, on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $90,000 as of the date of grant. These awards are made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the 2004 Stock Incentive Plan. Each of the members of the Audit Committee of our Board of Directors is also paid an annual retainer fee of $12,000 for his service on the Audit Committee, and each of the chairpersons of the Audit and Compensation Committees of our Board of Directors is also paid an annual retainer fee of $10,000 for his service as chairperson of such committee.

Mr. Allott, who is an officer and an employee of the Company, does not receive any annual retainer or meeting fees or any director awards under the 2004 Stock Incentive Plan.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2015.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)
R. Philip Silver(4)	$108,000	$89,984	$0	$0	$0	$1,719	$199,703
D. Greg Horrigan(4)	$108,000	$89,984	$0	$0	$0	$8,072	$206,056
Anthony J. Allott	$0	$ 0	$0	$0	$0	$ 0	$0
John W. Alden(4)	$92,000	$89,984	$0	$0	$0	$ 622	$182,606
William C. Jennings(4)	$102,000	$89,984	$0	$0	$0	$8,583	$200,567
Joseph M. Jordan(4)	$92,000	$89,984	$0	$0	$0	$ 622	$182,606
Edward A. Lapekas(4)	$102,000	$89,984	$0	$0	$0	$4,482	$196,466

(1)	For each of Messrs. Silver and Horrigan, the amount in column (b) represents the amount paid to him in 2015 for his services as a Director and as non-executive Co-Chairman of the Board as described above. For each of Messrs. Alden, Jennings, Jordan and Lapekas, the amount in column (b) represents the amount paid to him in 2015 for his services as a Director and on committees of the Board of Directors as described above.

(2)

For each of Messrs. Silver, Horrigan, Alden, Jennings, Jordan and Lapekas, the amount in column (c) reflects the grant date fair value of 1,641 restricted stock units (representing the right to receive 1,641 shares of Common Stock upon vesting) granted on May 27, 2015 pursuant to and under the 2004 Stock Incentive Plan. These restricted stock units vest all at once in a single installment on May 27, 2016, one year from the date of grant. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on May 27, 2015 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Each year on the first business day following our annual meeting of stockholders each of our non-employee Directors is granted restricted stock or restricted stock units having a grant date fair value, calculated using the average of the high and low sales prices of a share of Common Stock on that day as quoted by the Nasdaq Global Select Market System, of $90,000 in accordance with the 2004 Stock Incentive Plan.

(3)	For Mr. Silver, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting and dividend equivalents of $1,097 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Horrigan, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting and dividend equivalents of $7,450 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Alden, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting. For Mr. Jennings, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting and dividend equivalents of $7,961 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Jordan, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting. For Mr. Lapekas, the amount in column (g) consists of dividend equivalents of $622 paid on unvested restricted stock units upon their vesting and dividend equivalents of $3,860 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2015 is as follows:

Mr. Silver—1,641 unvested restricted stock units and 1,714 vested but deferred restricted stock units

Mr. Horrigan—1,641 unvested restricted stock units and 11,895 vested but deferred restricted stock units

Mr. Alden—1,641 unvested restricted stock units

Mr. Jennings—1,641 unvested restricted stock units and 12,439 vested but deferred restricted stock units

Mr. Jordan—1,641 unvested restricted stock units

Mr. Lapekas—1,641 unvested restricted stock units and 6,287 vested but deferred restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2015.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2015). Information concerning Mr. Allott, our President and Chief Executive Officer, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Adam J. Greenlee, age 42, has been our Executive Vice President and Chief Operating Officer since August 2009. From October 2007 until August 2009, Mr. Greenlee was our Executive Vice President, Operations. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

Robert B. Lewis, age 51, has been our Executive Vice President and Chief Financial Officer since August 2004. Previously, Mr. Lewis was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August 2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer.

Frank W. Hogan, III, age 55, has been our Senior Vice President, General Counsel and Secretary since June 2002. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

B. Frederik Prinzen, age 57, has been our Senior Vice President, Corporate Development since February 2014. From July 2008 until February 2014, Mr. Prinzen was our Vice President, Corporate Development. Previously, Mr. Prinzen was Chief Operating Officer of Alcan Pharmaceutical Packaging—Americas, a division of Alcan, Inc. Prior to that, Mr. Prinzen held various management positions with Shorewood Packaging Corporation, a subsidiary of International Paper Company, since 1993, last serving as Senior Vice President, Consumer Products Business and Senior Vice President, Manufacturing. Mr. Prinzen began his career in the consumer goods packaging industry with Paperboard Industries Corporation in 1987.

Anthony P. Andreacchi, age 52, has been our Vice President, Tax since July 2006. Prior to that, Mr. Andreacchi served as Director of Taxes—U.S. for Ingersoll-Rand Company since February 2003. Previously, Mr. Andreacchi held various positions in the tax department of Ingersoll-Rand Company since 1991, and served as International Tax Counsel of Xerox Corporation in 2002. He began his career as an associate at the law firm of LeBoeuf, Lamb, Leiby & MacRae in 1987.

Kimberly I. Ulmer, age 48, has been our Vice President and Controller since March 2006. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Thomas J. Snyder, age 49, has been President of Silgan Containers, our U.S. metal container operations, since October 2007. Prior to that, Mr. Snyder was Executive Vice President of Silgan Containers from July 2006 until October 2007 and Vice President—Sales & Marketing of Silgan Containers from July 2002 until July 2006. Mr. Snyder was Director of Sales of Silgan Containers from May 2000 until July 2002 and a National Account Manager for Silgan Containers from May 1993 until May 2000.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

In November 2001, Messrs. Silver and Horrigan and the Company entered into the Stockholders Agreement. The Stockholders Agreement replaced in its entirety a previous stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997. Such previous stockholders agreement had replaced prior organization and stockholders agreements entered into in December 1993 among the Company, Messrs. Silver and Horrigan and the other parties thereto, which prior agreements had replaced an organization agreement among the Company and the founding stockholders of the Company, including Messrs. Silver and Horrigan, entered into in June 1989.

Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates and related family transferees and estates) has the right to nominate for election all directors of the Company until the Group holds less than one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997. At least one of the Group’s nominees must be either Mr. Silver or Mr. Horrigan during the three year period covering the staggered terms of our three classes of directors. On February 14, 1997, the Group held 28,612,360 shares of our Common Stock in the aggregate (as adjusted for the stock splits effected on September 15, 2005 and May 3, 2010), and, as of the date of this Proxy Statement, the Group held more than one-half of such number of shares of our Common Stock. Additionally, the Group has the right to nominate for election either Mr. Silver or Mr. Horrigan as a member of our Board of Directors when the Group no longer holds at least one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997 but beneficially owns at least 5% of our Common Stock. The Stockholders Agreement continues until the death or disability of both of Messrs. Silver and Horrigan.

If either Mr. Silver or Mr. Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any of its nominees under the Stockholders Agreement or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election to our Board of Directors at such annual meeting, then our Board of Directors has the right to nominate for election to our Board of Directors the number of individuals that the Group could not agree on as nominees or that the Group failed to nominate timely.

The provisions of the Stockholders Agreement could have the effect of delaying, deferring or preventing a change of control of the Company and preventing our stockholders from receiving a premium for their shares of our Common Stock in any proposed acquisition of the Company.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2015, the Compensation Committee of our Board of Directors consisted of Messrs. Lapekas, Alden, Jennings and Jordan, none of whom was an officer, former officer or employee of the Company. During 2015, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)
R. Philip Silver(2)	11,128,587	18.40%
D. Greg Horrigan(3)	8,302,184	13.73%
John W. Alden(4)	32,475	*
William C. Jennings(5)	30,726	*
Joseph M. Jordan(6)	3,661	*
Edward A. Lapekas(7)	37,496	*
Anthony J. Allott(8)	232,787	*
Robert B. Lewis(9)	101,470	*
Adam J. Greenlee(10)	4,417	*
Frank W. Hogan, III(11)	41,407	*
Thomas J. Snyder(12)	4,367	*
All current executive officers and directors as a group (14 persons)(13)	19,931,872	32.94%
JPMorgan Chase & Co.(14)	6,439,416	10.65%
FMR LLC and related parties(15)	6,148,598	10.17%
The Vanguard Group(16)	3,220,797	5.33%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)	Mr. Silver is a Director of the Company. The amount beneficially owned by Mr. Silver consists of 7,552,187 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 184,544 shares of our Common Stock owned by family trusts of which he is the investment trustee with sole voting and dispositive power, 2,247,078 shares of our Common Stock owned by family trusts (of which Mr. Silver’s spouse is a trustee) over which Mr. Silver may be deemed to have shared voting and dispositive power, 1,141,423 shares of our Common Stock owned by family trusts over which, pursuant to voting agreements and irrevocable proxies, he has the power to vote such shares, 1,714 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date. The address for Mr. Silver is 4 Landmark Square, Stamford, Connecticut 06901.

(3)

Mr. Horrigan is a Director of the Company. The amount beneficially owned by Mr. Horrigan consists of 3,871,163 shares of our Common Stock owned directly by him and over which he has sole voting and dispositive power, 2,448,565 shares of our Common Stock owned by grantor retained annuity trusts of which he and his spouse are co-trustees with shared voting and dispositive power, 1,083,232 shares of our Common Stock owned by a grantor retained annuity trust of which he is the sole trustee with sole voting and dispositive power, 616,792 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which he is the sole general partner with sole voting and dispositive power, 250,626 shares of our Common Stock owned by The Pay It Forward Foundation of which he and his spouse are the trustees with shared voting and dispositive power, 17,317 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 953 shares of our Common Stock owned by his spouse over which Mr. Horrigan may be deemed to have shared voting and dispositive power, 11,895 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt. The address for Mr. Horrigan is 4 Landmark Square, Stamford, Connecticut 06901.

(4)	Mr. Alden is a Director of the Company. The number of shares of our Common Stock owned by Mr. Alden consists of 30,834 shares of our Common Stock owned by him and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)	Mr. Jennings is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jennings consists of 16,646 shares of our Common Stock owned by him, 12,439 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(6)	Mr. Jordan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jordan consists of 2,020 shares of our Common Stock owned by him and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(7)	Mr. Lapekas is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lapekas consists of 29,568 shares of our Common Stock owned by him, 6,287 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,641 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt.

(8)	Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 232,787 shares of our Common Stock owned by him.

(9)	The number of shares of our Common Stock owned by Mr. Lewis consists of 101,470 shares of our Common Stock owned by him.

(10)	The number of shares of our Common Stock owned by Mr. Greenlee consists of 4,417 shares of our Common Stock owned by him.

(11)	The number of shares of our Common Stock owned by Mr. Hogan consists of 41,407 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by Mr. Snyder consists of 4,367 shares of our Common Stock owned by him.

(13)	The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 42,181 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to the 2004 Stock Incentive Plan for which receipt has been deferred and (ii) restricted stock units granted pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(14)

All information regarding JPMorgan Chase & Co. is based solely upon Amendment No. 5 to Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 25, 2016 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2015. JPMorgan Chase & Co. reported that it is the beneficial owner of 6,439,416 shares of our Common Stock on behalf of other persons known to have the right to receive dividends for such shares, the power to direct the receipt of dividends from such shares, the right to receive the proceeds from the sale of such shares and/or the right to direct the receipt of proceeds from the sale of such shares, and that it has sole power to vote or direct the vote for 6,121,239 shares of our Common Stock, shared power to vote or direct the vote for 54 shares of our Common Stock, sole power to dispose or direct the disposition of 6,439,375 shares of our Common Stock and shared power to dispose or direct the disposition of 41 shares of our Common Stock. The business address for JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017, as reported in its Amendment No. 5 to Schedule 13G.

(15)	All information regarding FMR LLC and related parties is based solely upon Amendment No. 5 to Schedule 13G filed by FMR LLC and certain related parties with the SEC on February 12, 2016, reporting beneficial ownership as of December 31, 2015. FMR LLC is a parent holding company which, along with members of the Johnson family, including Abigail P. Johnson (a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC), reported that it, along with certain of its subsidiaries and affiliates, (i) is the beneficial owner of 6,148,598 shares of our Common Stock, (ii) has sole power to vote or direct the vote for 122,386 shares of our Common Stock and (iii) has sole power to dispose or direct the disposition of 6,148,598 shares of our Common Stock. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210, as reported in its Amendment No. 5 to Schedule 13G.

(16)	All information regarding The Vanguard Group is based solely upon the Schedule 13G filed by The Vanguard Group with the SEC on February 11, 2016 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2015. The Vanguard Group reported that it, along with certain of its wholly owned subsidiaries, (i) is the beneficial owner of 3,220,797 shares of our Common Stock, (ii) has sole power to vote or direct the vote for 30,186 shares of our Common Stock, (iii) has shared power to vote or direct the vote for 3,000 shares of our Common Stock, (iv) has sole power to dispose or direct the disposition of 3,190,411 shares of our Common Stock and (v) has shared power to dispose or direct the disposition of 30,386 shares of our Common Stock. The business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, as reported in its Schedule 13G.

TOTAL TEN YEAR STOCKHOLDERS RETURN PERFORMANCE

The line graph below compares the performance of our Common Stock for the ten year period ended December 31, 2015 with the performance of the Standard and Poor’s 500 Composite Stock Price Index, or the S&P 500 Index, and the Dow Jones US Containers & Packaging Index for the same period. The line graph assumes in each case an initial investment of $100.00 on December 31, 2005 and that all dividends were reinvested. The Dow Jones US Containers & Packaging Index has been weighted on the basis of market capitalization.

The following line graph and related information shall not be deemed “soliciting material” or “filed” with the SEC, nor should such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the Exchange Act, each as amended, except to the extent that we specifically incorporate it by reference in such filing.

Comparison of Cumulative Total Return Among Silgan Holdings Inc., S&P 500 Index and

Dow Jones US Containers & Packaging Index

	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14	12/31/15
Silgan Holdings Inc.	$100.00	$123.12	$147.41	$137.55	$169.17	$212.25	$231.64	$251.83	$294.62	$332.87	$337.56
S&P 500 Index	$100.00	$115.80	$122.16	$ 76.96	$ 97.33	$111.99	$114.35	$132.66	$175.62	$199.66	$202.42
Dow Jones US Containers & Packaging Index	$100.00	$112.09	$119.63	$ 75.00	$105.34	$123.56	$123.74	$141.19	$198.67	$227.90	$218.09

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated each of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2015 based on total compensation, or, collectively, our Named Executive Officers. Our Named Executive Officers for the fiscal year ended December 31, 2015 were:

•	Anthony J. Allott, our President and Chief Executive Officer;

•	Robert B. Lewis, our Executive Vice President and Chief Financial Officer;

•	Adam J. Greenlee, our Executive Vice President and Chief Operating Officer;

•	Frank W. Hogan, III, our Senior Vice President, General Counsel and Secretary; and

•	Thomas J. Snyder, President of Silgan Containers.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. A copy of the written charter of the Compensation Committee was included as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 21, 2014. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the 2004 Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the executive officers of the Company. In addition, the Compensation Committee is required to review and assess the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is comprised of four members, Messrs. Edward A. Lapekas, John W. Alden, William C. Jennings and Joseph M. Jordan. Mr. Lapekas serves as the Chairperson of the Compensation Committee. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the Nasdaq Stock Market, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of

Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting primarily of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that such form of equity-based compensation fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long-term value of the Company. In addition, executive officers of the Company other than the Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Chief Operating Officer, or COO, receive other benefits typically provided to officers (such as retirement benefits and medical benefits), as further described below in “—Retirement and Other Benefits”.

2015 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2015, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2014, with more than 90% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2015 on the compensation of our Named Executive Officers and did not implement any changes to the compensation of our Named Executive Officers as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies, and, as relevant, in the applicable geographic area.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee, and executive officer salaries may be adjusted based on: (i) a general increase associated with inflation in the cost of living; (ii) a change in the individual’s responsibilities over the preceding years; and (iii) changes in competitive pay levels. In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available salary and other compensation data from the following packaging related companies: AEP Industries Inc.; AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Crown Holdings, Inc.; Graphic Packaging Holding Company; Greif, Inc.; Owens-Illinois, Inc.; Packaging Corporation of America; Sealed Air Corporation; Sonoco Products Company; and WestRock Company. Additionally, for our Named Executive Officers, the Compensation Committee has generally considered publicly available salary and other compensation data from the following other manufacturing companies: Acuity Brands, Inc.; Albemarle Corporation; Armstrong World Industries, Inc.; Axiall Corporation; Carlisle Corporation; Carpenter Technology Corporation; Chemtura Corporation; Domtar Corporation; H.B. Fuller Company; KapStone Paper and Packaging Corporation; Olin Corporation; PolyOne Corporation; RPM International Inc.; Sensient Technologies Corporation; and The Valspar Corporation. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies in order to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2015, the salaries of each of Messrs. Allott, Lewis, Greenlee and Hogan at year end 2014 were increased based on a general increase associated with inflation in the cost of living. The salary of Mr. Snyder for 2015 was increased from 2014 based on a general increase associated with inflation in the cost of living and based on competitive pay levels.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary, and that percentage is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in unusual circumstances where warranted.

The table below sets forth summary information for 2015 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2015 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary
Anthony J. Allott	Senior Executive Performance Plan	0% - 100%	100%	100%	$881,179	91.02%
(President and Chief Executive Officer)

Robert B. Lewis	Holdings Executive Officer Program	0% - 40%	40%	40%	$215,339	36.41%
(Executive Vice President and Chief Financial Officer)

Adam J. Greenlee	Holdings Executive Officer Program	0% - 40%	40%	40%	$215,339	36.41%
(Executive Vice President and Chief Operating Officer)

Frank W. Hogan, III	Holdings Executive Officer Program	0% - 40%	40%	40%	$152,283	36.41%
(Senior Vice President, General Counsel and Secretary)

Thomas J. Snyder	Incentive program for our U.S. metal container operations	0% - 60%	30%	60%	$191,727	30.90%
(President of Silgan Containers)

Annual cash bonuses are paid to Mr. Allott under the Company’s Senior Executive Performance Plan, as amended, or the Senior Executive Performance Plan. Currently, Mr. Allott is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Allott could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Allott’s annual cash bonus being set annually by the Compensation Committee. For 2015 and 2016, the Compensation Committee evaluated competitive data and approved a maximum annual cash bonus for Mr. Allott of up to 100% of his annual base salary. In setting the maximum amount of the annual cash bonus for Mr. Allott, the Compensation Committee bases its determination on its objective of retaining Mr. Allott and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

At the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year pursuant to the Senior Executive Performance Plan. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participant under the Senior Executive Performance Plan would receive the maximum amount of his annual bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the maximum amount of his annual bonus for which he was eligible for that year. For 2015, the performance goal established by the Compensation Committee under the Senior Executive Performance Plan was the earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations (Adjusted EBITDA) of the Company, and the performance goal target for the maximum amount of the annual bonus was the achievement in 2015 of the Adjusted EBITDA level of the Company for 2014 ($523.4 million), with the amount of Mr. Allott’s annual bonus for 2015 calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2015; with X being equal to a percentage,

the numerator of which is the maximum amount of Mr. Allott’s annual bonus and the denominator of which is the Company’s Adjusted EBITDA for 2014.

The Company’s Adjusted EBITDA for 2015 was $476.4 million, or 91.02% of the Company’s Adjusted EBITDA for 2014. Therefore, Mr. Allott received a pro rata amount of the maximum amount of his annual bonus for 2015 of 91.02% of his annual base salary for 2015 based on the Company’s level of performance in 2015, or an annual bonus of $881,179 for 2015.

For 2016, the Compensation Committee set the performance goal for Mr. Allott under the Senior Executive Performance Plan as the Adjusted EBITDA of the Company in 2016 and the performance goal target for the maximum amount of his annual bonus as the achievement of the Adjusted EBITDA level of the Company for 2015, with the manner for calculating the amount of his annual bonus being the same as in 2015. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose earnings before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations from such calculation because such items are unusual, generally non-recurring and not indicative of the Company’s operating results.

For 2015, each of Messrs. Lewis, Greenlee and Hogan was eligible to be paid an annual cash bonus, in an amount up to a maximum of 40% of his annual base salary, under a program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee pursuant to which their annual cash bonuses were calculated on the same basis that an annual cash bonus was calculated for Mr. Allott under the Senior Executive Performance Plan. Accordingly, Messrs. Lewis, Greenlee and Hogan each received an annual cash bonus for 2015 that was 91.02% of the maximum of 40%, or 36.41%, of their respective annual base salaries for 2015. For 2016, the Compensation Committee approved an annual cash bonus program for each of Messrs. Lewis, Greenlee and Hogan pursuant to which each of them is eligible to receive an annual cash bonus in an amount up to a maximum of 40% of his annual base salary received in 2016, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Allott for 2016 under the Senior Executive Performance Plan.

The Compensation Committee has established annual bonus programs applicable to Messrs. Allott, Lewis and Greenlee that are different from the annual cash bonus programs applicable to the other executive officers of the Company because Messrs. Allott, Lewis and Greenlee assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Allott, Lewis, Greenlee and Hogan are to retain such individuals and provide them with fair overall annual cash compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Allott, Lewis, Greenlee and Hogan focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Allott, Lewis, Greenlee and Hogan that, although not certain, should be attainable.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and certain non-financial goals, all as approved by the Compensation Committee. Participants in those programs, including those deemed to be executive officers of the Company, are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. Mr. Snyder is the only Named Executive Officer who participated in an incentive program for one of the Company’s business operations (U.S. metal containers) in 2015.

The financial goals for the Company’s business operations for a given year are established at the beginning of such year by the CEO, CFO and COO, or the Holdings Executives, subject to approval of the Compensation Committee. The financial goal used for the Company’s business operations is either their (i) budgeted earnings before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements and the impact from any foreign currency devaluations and subject to further adjustment as determined by the Compensation Committee for unusual gains and losses (Adjusted EBIT) or (ii) budgeted earnings before interest, taxes, depreciation and amortization and rationalization charges, the foreign currency impact from certain intercompany agreements and the impact from any foreign currency devaluations and subject to further adjustment as determined by the Compensation Committee for unusual gains and losses. Based on the recommendations of the Holdings Executives, the Compensation Committee determines the portion of annual cash bonuses that would be payable to managers of the business operations of the Company based on the financial goal. The Compensation Committee generally believes that at least a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The table below sets forth the percentages for 2015 and 2016 of the annual cash bonuses for managers of the Company’s business operations payable based on such operations’ achievement of their financial goal under their incentive programs:

Business Operations	2015	2016
Metal containers (U.S.)	70%	70%
Metal containers (international)	80%	80%
Closures	80%	80%
Plastic containers	75%	75%

Non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations, subject to approval of the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. Set forth below are the non-financial goals for our U.S. metal container operations for both 2015 and 2016 (which are applicable for Mr. Snyder):

•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our international metal container operations for both 2015 and 2016:

•	market leadership;
•	operational leadership;
•	working capital management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our closures business for both 2015 and 2016:

•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our plastic container business for both 2015 and 2016:

•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

In determining levels of achievement by the Company’s business operations of their non-financial goals, the Compensation Committee relies upon the subjective evaluations of Messrs. Allott, Lewis and Greenlee, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at the regular quarterly meetings of the Board of Directors of the Company.

For 2015, managers of the Company’s business operations were eligible for an annual target bonus ranging from 20% to 35% of their annual salary if applicable goals were met, with such percentage for any particular person being largely based on such person’s responsibilities. The amount of the bonus of each such manager is determined by a formula which calculates such bonus based on the percentage that the actual applicable financial level achieved represents of the applicable financial goal and, when applicable, based on whether non-financial goals were met, and such managers can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically managers can expect to receive generally between 50% and 150% of the amount of their target bonus applicable to such non-financial goals. For 2015, the percentages of the financial goals for our business operations that would have needed to have been achieved for a payment of two times the amount of the target bonus applicable to such financial goals ranged from 112% to 125% of such financial goals.

Under the incentive program for our U.S. metal container operations, Mr. Snyder, as President of Silgan Containers, was eligible for an annual target bonus for 2015 of 30% of his annual salary received in 2015. His bonus for 2015 was calculated as follows. For the portion of Mr. Snyder’s bonus payable based upon the achievement of a financial goal (i.e., 70% of his annual target bonus of 30% of his annual salary, or 21% of his annual salary), the budgeted Adjusted EBIT for 2015 for the U.S. metal container operations was compared to the actual Adjusted EBIT for 2015 for the U.S. metal container operations. If the actual Adjusted EBIT of the U.S. metal container operations for 2015 was between 90% and 110% of the budgeted Adjusted EBIT for the U.S. metal container operations for 2015, then Mr. Snyder would have been entitled to 100% of the portion of his bonus payable based on the achievement of a financial goal for 2015 (i.e., 21% of his annual salary). If the actual Adjusted EBIT of the U.S. metal container operations for 2015 was less than 90% (but more than 75%) or greater than 110% (up to 125%) of the budgeted Adjusted EBIT for the U.S. metal container operations for 2015, then the portion of Mr. Snyder’s bonus payable based on the achievement of a financial goal would have been adjusted on a pro rata basis on a sliding scale, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal
75%	0%
90%	21%
100%	21%
110%	21%
125%	42%

For the portion of Mr. Snyder’s bonus payable based on whether non-financial goals were met (i.e., 30% of his annual target bonus of 30% of his annual salary, or 9% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage for the non-financial goals to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based on non-financial goals and such amount is added to the amount of the bonus payable for the financial goal achieved to determine the total bonus payable for 2015.

In 2015, the U.S. metal container operations achieved 90.9% of its budgeted Adjusted EBIT and 110% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Snyder based on the achievement of a financial goal for 2015 was 21% of his annual salary received in 2015 per the chart above. The bonus amount payable to Mr. Snyder based on the achievement of non-financial goals was 9.9% of his annual salary received in 2015, calculated as follows:

110% x 9% = 9.9%

Therefore, Mr. Snyder’s bonus for 2015 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 30.9% (21% plus 9.9%) of his annual salary received in 2015 (which equates to approximately 103% of his annual target bonus of 30% of his annual salary received in 2015).

The officers of Silgan Holdings (other than Messrs. Allott, Lewis, Greenlee and Hogan), all of whom are also executive officers of the Company, are eligible to receive annual cash bonuses pursuant to an incentive program, or the Holdings Bonus Program, in which they participate and which was approved by the Compensation Committee. None of our Named Executive Officers participated in the Holdings Bonus Program in 2015. Bonuses under the Holdings Bonus Program are calculated on the basis of a weighted average of the levels of bonuses paid under the incentive programs of the Company’s business operations, using each business operation’s percentage of the overall Adjusted EBIT of the Company’s business operations as the basis for weighting. Bonuses for such officers are thus determined by means of a pure mathematical calculation based on the weighted average of the levels of bonuses paid under the incentive programs of the Company’s business operations once the bonus amounts under such incentive programs are determined. The officers participating in the Holdings Bonus Program are eligible for an annual target bonus of 30% of their annual salary, and they can receive up to two times their target bonus amount if the Company’s business operations far exceed their applicable financial and non-financial goals. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically such officers can expect to receive generally between 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Equity Based Compensation

The Compensation Committee provides equity-based compensation to executive officers of the Company and its subsidiaries through awards under the 2004 Stock Incentive Plan that meet the Compensation Committee’s objectives of attracting and retaining officers and aligning the interests of officers with those of the stockholders of the Company. The purpose of the 2004 Stock Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation. Although the Company encourages stock ownership by its officers and directors, the Company does not have any requirements or guidelines for stock ownership by its officers and directors.

The Compensation Committee is responsible for administering the 2004 Stock Incentive Plan. The Compensation Committee determines recipients of awards under the 2004 Stock Incentive Plan, approves awards, sets the terms and conditions of awards and interprets and prescribes rules for administering the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Since 2005, the Compensation Committee has granted only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the 2004 Stock Incentive Plan, the Compensation Committee generally grants (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Compensation Committee may grant awards under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries at other times and for other purposes, consistent with the terms of the 2004 Stock Incentive Plan.

In order to attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least three years from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the

Compensation Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions.

Additionally, in order to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of Mr. Allott, targeted annual bonus) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For the performance period that was the Company’s 2015 fiscal year, the Compensation Committee established the Company’s Adjusted EBITDA as the performance criteria and the minimum level of performance by the Company for 2015 for grants to be made in 2016 as 75% of the Company’s Adjusted EBITDA level in 2014. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of Mr. Allott, bonus). For Mr. Allott, the target multiple is three times his salary and bonus. For each of Messrs. Lewis, Greenlee, Hogan and Snyder, the target multiple of salary is three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of Mr. Allott, bonus) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of Mr. Allott, bonus). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2015, Messrs. Allott, Lewis, Greenlee, Hogan and Snyder were granted performance awards for 23,000 restricted stock units, 9,700 restricted stock units, 6,600 restricted stock units, 4,200 restricted stock units and 9,700 restricted stock units, respectively, on the basis described in this paragraph.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Allott, Lewis, Greenlee, Hogan and Snyder to supplement their total compensation. These grants vest all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. This type of grant is not made every year to any individual. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee, and such grants have been forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for a particular year following such grant and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In each of March 2013 and August 2014, on the basis described in this paragraph, Messrs. Lewis, Greenlee and Hogan were granted performance awards for 50,000, 50,000 and 25,000 restricted stock units, respectively. Since the Company attained the applicable performance criteria for these grants, these performance awards for Messrs. Lewis, Greenlee and Hogan will vest all at once in a single installment on March 1, 2019. In March 2014, on the basis described in this paragraph, Mr. Allott was granted a performance award for 200,000 restricted stock units which, since the Company attained the applicable performance criteria for 2014, will vest all at once in a single installment five years from the date of grant. In November 2014, on the basis described in this paragraph,

Mr. Snyder was granted a performance award for 10,000 restricted stock units which, since the Company attained the applicable performance criteria for 2015, will vest all at once in a single installment five years from the date of grant. The Compensation Committee views these performance awards as additional compensation for the applicable individual spread over the entire vesting period, since these performance awards vest all at once in a single installment. For example, in the case of Mr. Allott, the Compensation Committee views the compensation attributable to the performance award of 200,000 restricted stock units granted to him on March 1, 2014 over the five-year vesting period. Therefore, the Compensation Committee allocates the compensation attributable to such award equally over a five-year period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views such award as additional compensation annually of $1,927,600 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the five-year vesting period in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table. The Compensation Committee granted such award to Mr. Allott in light of the fact that a previously granted performance award to Mr. Allott of 120,000 restricted stock units had fully vested on March 1, 2014. On the same basis as described above, the Compensation Committee had allocated the compensation attributable to that vested award over the vesting period, and therefore had viewed that vested award as additional compensation for Mr. Allott of $1,456,800 for each year during the vesting period of that vested award.

Restricted stock units granted under the 2004 Stock Incentive Plan carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company.

Retirement and Other Benefits

The Company also provides pension, 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement and other benefits to Messrs. Allott, Lewis and Greenlee. Such individuals are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries, can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company and can participate in the medical benefits provided they pay 100% of their premiums. This approach allows Messrs. Allott, Lewis and Greenlee to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

The other officers of the Company (including Mr. Hogan) and the officers of Silgan Containers (including Mr. Snyder) participate in (i) the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan (a defined benefit plan intended to be qualified under Section 401(a) of the Code), if such officer was hired before 2007, (ii) the Silgan Containers Retirement Savings Plan, or the Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions and, for certain individuals, a potential profit sharing contribution), (iii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iv) medical benefits and group life insurance benefits generally available to all salaried employees on the same basis as they are available to all other salaried employees. Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $265,000 (to be indexed for inflation) on compensation taken into account for 2015. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Allott, President and Chief Executive Officer of the Company, entered into an employment agreement with the Company in April 2004. Mr. Allott’s employment agreement provides for, among other things, a severance benefit if Mr. Allott is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum amount payable pursuant to the Senior Executive Performance Plan as previously approved by the Compensation Committee (for 2016, 100% of his then current annual salary).

Mr. Lewis, Executive Vice President and Chief Financial Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated June 30, 2004, if Mr. Lewis is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2016, 40% of his then current annual salary).

Mr. Greenlee, Executive Vice President and Chief Operating Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if he is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2016, 40% of his then current annual salary).

Tax Deductibility

Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the three other most highly compensated executive officers (other than the chief executive officer or chief financial officer) employed by such corporation (or a member of its affiliated group), and allows an exception for “performance-based compensation” which does not count towards the $1 million limit if certain requirements are met. The Company’s intention is to maximize the tax deductibility of its compensation programs. However, because the Company believes that the use of prudent judgment in determining compensation levels is in the best interests of the Company and its stockholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2016 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: Edward A. Lapekas John W. Alden William C. Jennings Joseph M. Jordan

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2015, 2014 and 2013 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2015 and the three most highly compensated executive officers of the Company for 2015 (other than those who served as CEO or CFO during 2015).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(3)
Anthony J. Allott	2015	$968,116	$0	$1,323,075	$0	$881,179	$ 0	$ 15,906	$3,188,276
(President and Chief Executive Officer)	2014	$944,504	$0	$10,240,375	$0	$944,504	$ 0	$207,422	$12,336,805
	2013	$925,984	$0	$752,136	$0	$925,984	$ 0	$ 24,977	$2,629,081

Robert B. Lewis	2015	$591,429	$0	$557,993	$0	$215,339	$ 0	$ 16,137	$1,380,898
(Executive Vice President and Chief Financial Officer)	2014	$577,004	$0	$2,880,365	$0	$230,802	$ 0	$263,366	$3,951,537
	2013	$565,690	$0	$2,508,545	$0	$226,276	$ 0	$ 16,447	$3,316,958

Adam J. Greenlee	2015	$591,429	$0	$379,665	$0	$215,339	$ 0	$ 13,648	$1,200,081
(Executive Vice President and Chief Operating Officer)	2014	$577,004	$0	$2,880,365	$0	$230,802	$ 0	$252,667	$3,940,838
	2013	$565,690	$0	$2,542,733	$0	$226,276	$ 0	$ 16,904	$3,351,603

Frank W. Hogan, III	2015	$418,245	$0	$241,605	$0	$152,283	$ 2,032	$ 35,402	$849,567
(Senior Vice President, General Counsel and Secretary)	2014	$408,044	$0	$1,519,696	$0	$163,218	$111,045	$153,264	$2,355,267
	2013	$400,043	$0	$1,376,067	$0	$160,017	$ 0	$ 36,304	$1,972,431

Thomas J. Snyder	2015	$620,475	$0	$557,993	$0	$191,727	$ 0	$106,820	$1,477,015
(President of Silgan Containers)	2014	$470,475	$0	$827,761	$0	$ 62,818	$144,982	$ 71,797	$1,577,833
	2013	$461,250	$0	$329,060	$0	$143,979	$ 0	$ 69,088	$1,003,377

(1)	Bonuses for such years were paid under applicable incentive programs of the Company and its subsidiaries and are included in column (g).

(2)	The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the 2004 Stock Incentive Plan. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in column (e) consist of amounts attributable to (i) performance awards of restricted stock units granted annually for retention purposes that vest ratably over the applicable vesting period and (ii) performance awards of restricted stock units, or Cliff Vest Stock Awards, which are granted to certain officers of the Company to supplement their total compensation, vest all at once in a single installment at least three years from the date of grant if the applicable performance criteria is attained, and are not granted every year to any individual. The amounts in columns (e) and (j) for 2014 for Messrs. Allott and Snyder and for 2014 and 2013 for Messrs. Lewis, Greenlee and Hogan include the full amounts attributable to Cliff Vest Stock Awards granted to them in such years. These Cliff Vest Stock Awards are made to certain officers of the Company to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Cliff Vest Stock Awards as additional compensation for the applicable individual spread over the entire vesting period.

For example, in the case of Mr. Allott, the Compensation Committee views the compensation attributable to the Cliff Vest Stock Award of 200,000 restricted stock units granted to him on March 1, 2014 over the five-year vesting period, since this Cliff Vest Stock Award vests all at once on March 1, 2019. Accordingly, the Compensation Committee views such Cliff Vest Stock Award as additional compensation annually of $1,927,600 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the five-year vesting period, in contrast to the total compensation attributable to such Cliff Vest Stock Award of $9,638,000 being included only in 2014 as reflected in columns (e) and (j). The Compensation Committee granted such Cliff Vest Stock Award to Mr. Allott in light of the fact that a previously granted Cliff Vest Stock Award to Mr. Allott of 120,000 restricted stock units had fully vested on March 1, 2014. On the same basis as described above, the Compensation Committee had allocated the compensation attributable to that vested Cliff Vest Stock Award over the vesting period, and therefore had viewed that vested Cliff Vest Stock Award as additional compensation for Mr. Allott of $1,456,800 for each year during the vesting period of that vested Cliff Vest Stock Award. For further information on Cliff Vest Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Cliff Vest Stock Awards Allocated Over Vesting Period,” and for further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)	The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company and its subsidiaries. For 2015, the annual cash bonus for Mr. Allott was earned pursuant to the Senior Executive Performance Plan, the annual cash bonuses for Messrs. Lewis, Greenlee and Hogan were earned pursuant to the Holdings Executive Officer Program and the annual cash bonus for Mr. Snyder was earned pursuant to the incentive program for our U.S. metal container operations. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)	The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The present value of Mr. Hogan’s benefits under the applicable pension plan decreased by $5,415 in 2013, but such decrease is represented in column (h) as a change of $0 in accordance with the applicable rules of the SEC. The present value of Mr. Snyder’s benefits under the applicable pension plan decreased by $23,121 and $30,740 in 2015 and 2013, respectively, but such decreases are represented in column (h) as a change of $0 in each of 2015 and 2013 in accordance with the applicable rules of the SEC. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)

In the case of Mr. Allott, the amounts in column (i) consist of payments to him of $12,036 in 2015, $203,650 in 2014 and $23,270 in 2013 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $3,870 for 2015, $3,772 for 2014 and $1,707 for 2013. In the case of Mr. Lewis, the amounts in column (i) consist of payments to him of $13,826 in 2015, $261,115 in 2014 and $15,429 in 2013 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $2,311 for 2015, $2,251 for 2014 and $1,018 for 2013. In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $12,643 in 2015, $251,689 in 2014 and $16,225 in 2013 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,005 for 2015, $978 for 2014 and $679 for 2013. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $17,305 for 2015, $16,520 for 2014 and $16,216 for 2013 to the grantor trust for the Containers Supplemental Plan and in the amount of $7,950 for 2015, $7,800 for 2014 and $7,650 for 2013 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $6,844 in 2015, $127,369 in 2014 and $11,347 in 2013 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $3,303 for 2015, $1,575 for 2014 and $1,091 for 2013. In the case of Mr. Snyder, the amounts in column (i) include contributions by Silgan Containers for him in the amount of $79,559 for 2015, $46,721 for 2014 and $39,502 for 2013 to the grantor trust for the Containers Supplemental Plan and in the amount of $15,900 for 2015, $15,600 for 2014 and $15,300 for 2013 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Snyder also include payments to him of $9,770 in 2015, $8,290 in 2014 and $13,125 in 2013 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,591 for 2015, $1,186 for 2014 and $1,161 for 2013.

Total Compensation with Cliff Vest Stock Awards Allocated Over Vesting Period

The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the total compensation of our Named Executive Officers by adjusting the total compensation amounts in column (j) of the Summary Compensation Table to reflect the Compensation Committee’s view on the compensation attributable to Cliff Vest Stock Awards. The amounts in the column titled “Total Compensation with Cliff Vest Stock Awards Allocated Over Vesting Period” consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) of the Summary Compensation Table for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Cliff Vest Stock Awards to include compensation attributable to such Cliff Vest Stock Awards spread evenly over the entire vesting period of such Cliff Vest Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Cliff Vest Stock Awards, in contrast to including the full amounts of the compensation attributable to such Cliff Vest Stock Awards in the year of grant as reflected in columns (e) and (j) of the Summary Compensation Table. For further information on equity based compensation provided by the Company, you should read the sections in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation” and “Executive Compensation—Summary Compensation Table.”

Name and Principal Position	Year	Total Compensation from Column (j) of the Summary Compensation Table ($)	Total Compensation with Cliff Vest Stock Awards Allocated Over Vesting Period ($)
Anthony J. Allott	2015	$ 3,188,276	$5,115,876
(President and Chief Executive Officer)	2014	$12,336,805	$4,550,303
	2013	$ 2,629,081	$4,085,881

Robert B. Lewis	2015	$ 1,380,898	$2,278,334
(Executive Vice President and Chief Financial Officer)	2014	$ 3,951,537	$2,352,183
	2013	$ 3,316,958	$1,981,268

Adam J. Greenlee	2015	$ 1,200,081	$2,097,517
(Executive Vice President and Chief Operating Officer)	2014	$ 3,940,838	$2,341,484
	2013	$ 3,351,603	$2,015,913

Frank W. Hogan, III	2015	$ 849,567	$1,298,285
(Senior Vice President, General Counsel and Secretary)	2014	$ 2,355,267	$1,555,590
	2013	$ 1,972,431	$1,304,586

Thomas J. Snyder	2015	$ 1,477,015	$1,877,385
(President of Silgan Containers)	2014	$ 1,577,833	$1,399,100
	2013	$ 1,003,377	$1,304,697

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2015 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs,” and all equity awards were made under the 2004 Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compensation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Award ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony J. Allott	—	—	—	$968,116	$968,116	—	—	—	—	—	—	—
	03/01/2015	02/26/2015	—	—	—	—	—	—	23,000(3)	—	—	$1,323,075

Robert B. Lewis	—	—	—	$236,572	$236,572	—	—	—	—	—	—	—
	03/01/2015	02/26/2015	—	—	—	—	—	—	9,700(3)	—	—	$ 557,993

Adam J. Greenlee	—	—	—	$236,572	$236,572	—	—	—	—	—	—	—
	03/01/2015	02/26/2015	—	—	—	—	—	—	6,600(3)	—	—	$ 379,665

Frank W. Hogan, III	—	—	—	$167,298	$167,298	—	—	—	—	—	—	—
	03/01/2015	02/26/2015	—	—	—	—	—	—	4,200(3)	—	—	$ 241,605

Thomas J. Snyder	—	—	—	$186,143	$372,285	—	—	—	—	—	—	—
	03/01/2015	02/26/2015	—	—	—	—	—	—	9,700(3)	—	—	$ 557,993

(1)	The amounts in columns (e) and (f) represent the target bonus award and the maximum bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2015, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid for 2015 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement.

(2)	The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2015.

(3)	These awards are awards of restricted stock units that vest ratably over a five-year period from the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2015. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2015.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony J. Allott	—	—	—	—	—	260(2)	$13,967	—	—
	—	—	—	—	—	6,600(3)	$354,552	—	—
	—	—	—	—	—	10,560(4)	$567,283	—	—
	—	—	—	—	—	10,000(5)	$537,200	—	—
	—	—	—	—	—	200,000(6)	$10,744,000	—	—
	—	—	—	—	—	23,000(7)	$1,235,560	—	—

Robert B. Lewis	—	—	—	—	—	960(8)	$51,571	—	—
	—	—	—	—	—	5,220(9)	$280,418	—	—
	—	—	—	—	—	50,000(6)	$2,686,000	—	—
	—	—	—	—	—	6,800(10)	$365,296	—	—
	—	—	—	—	—	50,000(6)	$2,686,000	—	—
	—	—	—	—	—	9,700(11)	$521,084	—	—

Adam J. Greenlee	—	—	—	—	—	3,560(12)	$191,243	—	—
	—	—	—	—	—	5,700(13)	$306,204	—	—
	—	—	—	—	—	50,000(6)	$2,686,000	—	—
	—	—	—	—	—	6,800(14)	$365,296	—	—
	—	—	—	—	—	50,000(6)	$2,686,000	—	—
	—	—	—	—	—	6,600(15)	$354,552	—	—

Frank W. Hogan, III	—	—	—	—	—	180(2)	$9,670	—	—
	—	—	—	—	—	3,160(16)	$169,755	—	—
	—	—	—	—	—	4,320(17)	$232,070	—	—
	—	—	—	—	—	25,000(6)	$1,343,000	—	—
	—	—	—	—	—	4,720(18)	$253,558	—	—
	—	—	—	—	—	25,000(6)	$1,343,000	—	—
	—	—	—	—	—	4,200(19)	$225,624	—	—

Thomas J. Snyder	—	—	—	—	—	560(2)	$30,083	—	—
	—	—	—	—	—	40,000(20)	$2,148,800	—	—
	—	—	—	—	—	3,160(21)	$169,755	—	—
	—	—	—	—	—	4,620(22)	$248,186	—	—
	—	—	—	—	—	5,520(23)	$296,534	—	—
	—	—	—	—	—	10,000(24)	$537,200	—	—
	—	—	—	—	—	9,700(25)	$521,084	—	—

(1)	The amount in column (h) is determined based on a price per share of $53.72, the closing sales price for a share of our Common Stock on the last business day of 2015 (December 31, 2015) as quoted by the Nasdaq Global Select Market System.

(2)	These restricted stock units vest on March 1, 2016.

(3)	These restricted stock units vest as follows: 3,300 on March 1, 2016; and 3,300 on March 1, 2017.

(4)	These restricted stock units vest as follows: 3,520 on March 1, 2016; 3,520 on March 1, 2017; and 3,520 on March 1, 2018.

(5)	These restricted stock units vest as follows: 2,500 on March 1, 2016; 2,500 on March 1, 2017; 2,500 on March 1, 2018; and 2,500 on March 1, 2019.

(6)	These restricted stock units vest all at once in a single installment on March 1, 2019.

(7)	These restricted stock units vest as follows: 4,600 on March 1, 2016; 4,600 on March 1, 2017; 4,600 on March 1, 2018; 4,600 on March 1, 2019; and 4,600 on March 1, 2020.

(8)	These restricted stock units vest as follows: 480 on March 1, 2016; and 480 on March 1, 2017.

(9)	These restricted stock units vest as follows: 1,740 on March 1, 2016; 1,740 on March 1, 2017; and 1,740 on March 1, 2018.

(10)	These restricted stock units vest as follows: 1,700 on March 1, 2016; 1,700 on March 1, 2017; 1,700 on March 1, 2018; and 1,700 on March 1, 2019.

(11)	These restricted stock units vest as follows: 1,940 on March 1, 2016; 1,940 on March 1, 2017; 1,940 on March 1, 2018; 1,940 on March 1, 2019; and 1,940 on March 1, 2020.

(12)	These restricted stock units vest as follows: 1,780 on March 1, 2016; and 1,780 on March 1, 2017.

(13)	These restricted stock units vest as follows: 1,900 on March 1, 2016; 1,900 on March 1, 2017; and 1,900 on March 1, 2018.

(14)	These restricted stock units vest as follows: 1,700 on March 1, 2016; 1,700 on March 1, 2017; 1,700 on March 1, 2018; and 1,700 on March 1, 2019.

(15)	These restricted stock units vest as follows: 1,320 on March 1, 2016; 1,320 on March 1, 2017; 1,320 on March 1, 2018; 1,320 on March 1, 2019; and 1,320 on March 1, 2020.

(16)	These restricted stock units vest as follows: 1,580 on March 1, 2016; and 1,580 on March 1, 2017.

(17)	These restricted stock units vest as follows: 1,440 on March 1, 2016; 1,440 on March 1, 2017; and 1,440 on March 1, 2018.

(18)	These restricted stock units vest as follows: 1,180 on March 1, 2016; 1,180 on March 1, 2017; 1,180 on March 1, 2018; and 1,180 on March 1, 2019.

(19)	These restricted stock units vest as follows: 840 on March 1, 2016; 840 on March 1, 2017; 840 on March 1, 2018; 840 on March 1, 2019; and 840 on March 1, 2020.

(20)	These restricted stock units vest all at once in a single installment on November 3, 2016.

(21)	These restricted stock units vest as follows: 1,580 on March 1, 2016; and 1,580 on March 1, 2017.

(22)	These restricted stock units vest as follows: 1,540 on March 1, 2016; 1,540 on March 1, 2017; and 1,540 on March 1, 2018.

(23)	These restricted stock units vest as follows: 1,380 on March 1, 2016; 1,380 on March 1, 2017; 1,380 on March 1, 2018; and 1,380 on March 1, 2019.

(24)	These restricted stock units vest all at once in a single installment on November 6, 2019.

(25)	These restricted stock units vest as follows: 1,940 on March 1, 2016; 1,940 on March 1, 2017; 1,940 on March 1, 2018; 1,940 on March 1, 2019; and 1,940 on March 1, 2020.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2015 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Anthony J. Allott	—	—	9,780	$562,595
Robert B. Lewis	—	—	7,920	$455,598
Adam J. Greenlee	—	—	7,980	$459,050
Frank W. Hogan, III	—	—	4,980	$286,475
Thomas J. Snyder	—	—	6,420	$369,311

(1)	The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the Nasdaq Global Select Market System on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the applicable pension plan. The basic terms of this plan are generally described in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above. Each of Messrs. Allott, Lewis and Greenlee does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Anthony J. Allott	—	—	—	—
Robert B. Lewis	—	—	—	—
Adam J. Greenlee	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	19	$403,975	$0
Thomas J. Snyder	Silgan Containers Pension Plan for Salaried Employees	26	$458,445	$0

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2015 using the following assumptions:

(i)	benefit commencement at normal retirement age (age 65);
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 4.71% at December 31, 2015 and 4.10% at December 31, 2014;
(iv)	post-retirement mortality determined using Mercer Industry Longevity Experience Study male annuitant mortality for Auto, Industrial Goods and Transportation with no collar adjustment, and with Modified Post-2007 generational improvements for December 31, 2015 and December 31, 2014; and
(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Messrs. Hogan and Snyder participate in the Containers Supplemental Plan. Each of Messrs. Allott, Lewis and Greenlee does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Anthony J. Allott	—	—	—	—	—
Robert B. Lewis	—	—	—	—	—
Adam J. Greenlee	—	—	—	—	—
Frank W. Hogan, III	$18,988	$17,305	$7,017	$0	$837,660
Thomas J. Snyder	$25,098	$79,559	$(6,348)	$0	$801,223

(1)	The amount in column (b) for each of Messrs. Hogan and Snyder represents contributions by him in 2015 to the Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(2)	The amount in column (c) for each of Messrs. Hogan and Snyder represents contributions for 2015 by the Company (in the case of Mr. Hogan) and by Silgan Containers (in the case of Mr. Snyder) to the Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(3)	The amount in column (d) for each of Messrs. Hogan and Snyder consists of the appreciation and earnings on his account under the Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Messrs. Hogan and Snyder, accrued and vested benefits under and pursuant to the applicable pension plan and supplemental executive retirement plan.

If the termination of a Named Executive Officer’s employment is not voluntary, such person may exercise any stock options granted to him under the 2004 Stock Incentive Plan (but only if such involuntary termination was without cause) that had become exercisable as of the date of termination for a period up to 90 days after the date of termination, or in the event of death or disability, for a period of up to one year after the date of termination. As of December 31, 2015, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers. Upon termination of employment for any reason, all stock options and restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following:

•

In the event that his employment is terminated without cause, Mr. Allott is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

In the event that his employment is terminated without cause, Mr. Lewis is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

In the event that his employment is terminated without cause, Mr. Greenlee is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•	In the event that his employment is terminated without cause, Mr. Hogan is entitled to a lump sum severance benefit equal to his then current annual salary.

•	In the event that his employment is terminated without cause, Mr. Snyder is entitled to a lump sum severance benefit equal to his then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2015.

(a)	(b)
Name	Severance Payment($)(1)
Anthony J. Allott	$1,936,232
Robert B. Lewis	$828,001
Adam J. Greenlee	$828,001
Frank W. Hogan, III	$418,245
Thomas J. Snyder	$620,475

(1)	The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2015 plus in the case of each of Messrs. Allott, Lewis and Greenlee a bonus for 2015 at the maximum amount payable to him as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding stock options and restricted stock units granted under the 2004 Stock Incentive Plan. For stock options and restricted stock units granted under the 2004 Stock Incentive Plan, upon a change of control all such stock options shall become exercisable and all such restricted stock units shall become vested, unless the acquiring or surviving corporation assumes such stock options and/or restricted stock units. In such case, if the employment of a holder of any such assumed stock option or restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed stock options of such holder shall become immediately exercisable and all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the 2004 Stock Incentive Plan provides that the applicable award agreement shall govern the treatment of an award upon a change in control, which may differ from the foregoing, and any such provision for a change in control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $53.72 (the closing sales price of a share of our Common Stock on December 31, 2015, the last business day of 2015 as quoted by the Nasdaq Global Select Market System) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31,

2015 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the 2004 Stock Incentive Plan) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units ($)(1)
Anthony J. Allott	$13,452,562
Robert B. Lewis	$ 6,590,370
Adam J. Greenlee	$ 6,589,295
Frank W. Hogan, III	$ 3,576,678
Thomas J. Snyder	$ 3,951,643

(1)	As of December 31, 2015, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

PROPOSAL 2: REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

UNDER THE SILGAN HOLDINGS INC. SENIOR EXECUTIVE PERFORMANCE PLAN, AS AMENDED

You are being asked to reapprove the material terms of the performance goals under the Silgan Holdings Inc. Senior Executive Performance Plan, as amended (the “Senior Executive Performance Plan”). The Senior Executive Performance Plan was initially approved and adopted by our Board of Directors and the Compensation Committee of our Board of Directors on February 27, 2003, and adopted by our stockholders at our annual meeting of stockholders on June 5, 2003. On March 1, 2006, the Compensation Committee approved an amendment to the Senior Executive Performance Plan. Such amendment was approved and the material terms of the performance goals under the Senior Executive Performance Plan were reapproved at our annual meeting of stockholders on June 7, 2006. Our stockholders reapproved the material terms of the performance goals under the Senior Executive Performance Plan at our annual meeting of stockholders on May 27, 2011. On March 28, 2016, the Compensation Committee approved a second amendment to the Senior Executive Performance Plan in conformity with Section 409A of the Code. Such amendment implemented an administrative change to our Senior Executive Performance Plan, which did not require approval by our stockholders. A copy of the Senior Executive Performance Plan is set forth as Appendix A to this Proxy Statement.

The purpose of the Senior Executive Performance Plan is to attract and retain certain senior executives and motivate these senior executives to promote the profitability and growth of the Company, as well as to maximize the deductibility for tax purposes of compensation payable to these senior executives. Currently, Anthony J. Allott is the only participant in the Senior Executive Performance Plan. The Senior Executive Performance Plan provides for payments of annual cash bonuses to Mr. Allott based on the attainment of pre-established performance goals for each fiscal year.

Voting Required

Stockholder reapproval of the material terms of the performance goals under the Senior Executive Performance Plan is required under Internal Revenue Service regulations in order to preserve the Company’s federal income tax deduction of payments made under the Senior Executive Performance Plan. Stockholder reapproval of the material terms of the performance goals under the Senior Executive Performance Plan requires the favorable vote of a majority of the votes cast at the Meeting.

Purpose of the Proposal

Section 162(m) of the Code sets limits on the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer of the Company or (ii) one of the three other most highly compensated executive officers of the Company other than the Chief Executive Officer or Chief Financial Officer, and whose compensation for the taxable year is in excess of $1 million. “Qualified performance-based compensation,” which can include cash bonuses payable upon attainment of pre-established performance goals, is not subject to this tax deduction limit if certain conditions are met. One of the conditions is stockholder approval of the material terms of the performance goals under which the compensation will be paid. If stockholders reapprove the material terms of the performance goals under the Senior Executive Performance Plan, the material terms of the performance goals used for determining awards to Mr. Allott under the Senior Executive Performance Plan will meet the stockholder approval requirements of Section 162(m) of the Code until fiscal year 2021, unless the material terms of the performance goals are subsequently changed. If stockholders do not reapprove the material terms of the performance goals used for determining awards to Mr. Allott under the Senior Executive Performance Plan, the Company will not be able to deduct the amount of certain awards that may be made in the future under the Senior Executive Performance Plan.

Material Terms of the Performance Goals under the Senior Executive Performance Plan

The material terms of the performance goals used to determine compensation payable under the Senior Executive Performance Plan include: (i) the class of employees eligible to receive these cash bonuses; (ii) the business criteria on which the payments of cash bonuses are based; and (iii) the maximum amount of cash bonuses that can be paid during a specified period to any senior executive under the Senior Executive Performance Plan.

Eligible Class: The Senior Executive Performance Plan provides that cash bonuses under the Senior Executive Performance Plan may only be paid to Mr. Allott, our Chief Executive Officer.

Business Criteria: To determine whether cash bonuses will be paid under the Senior Executive Performance Plan and the amount of such cash bonuses, the Compensation Committee sets performance goals for each fiscal year of the Company. The performance goals will be based on the attainment by the Company of specified levels of various measures, which shall include one or more of the following: (i) net income; (ii) earnings per share; (iii) income from operations; (iv) earnings before interest expense and provision for income taxes (EBIT); (v) earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA); (vi) economic value added; (vii) return on net assets; (viii) return on total assets; (ix) free cash flow from operations; (x) return on invested capital; (xi) return on stockholders’ equity; (xii) expense reduction; (xiii) working capital; (xiv) total shareholder return; and (xv) stock price performance of the Company’s Common Stock.

The Compensation Committee may elect to exclude in measuring performance under any of these business criteria: (i) unusual gains and unusual losses; (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its subsidiaries; (iii) the cumulative effects of accounting changes; (iv) discontinued operations; and (v) businesses, units, divisions, subsidiaries or other entities sold or acquired.

On February 25, 2016, the Compensation Committee set a performance goal and a performance goal target under the Senior Executive Performance Plan for the performance period of fiscal year 2016. The performance goal is the Company’s earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs) and any impact from any foreign currency devaluations, or Adjusted EBITDA, and the performance goal target for 2016 is the achievement of the Adjusted EBITDA of the Company in 2015.

Maximum Amount: The maximum cash bonus payable to Mr. Allott under the Senior Executive Performance Plan is a percentage of his annual salary, as determined by the Compensation Committee, with such percentage being no less than 100% of his annual salary and no more than 200% of his annual salary. For 2016, the Compensation Committee has established the maximum amount of the cash bonus that Mr. Allott may receive under the Senior Executive Performance Plan as 100% of his annual base salary for 2016, or $987,478.

Other Features of the Senior Executive Performance Plan

The Senior Executive Performance Plan is administered by the Compensation Committee, which is comprised solely of “outside directors” meeting the requirements of the regulations under Code Section 162(m). Not later than 90 days after the beginning of each fiscal year, the Compensation Committee will establish in writing the business criteria that will be used to measure performance for such fiscal year, the specific target levels of performance required to achieve payment of cash bonuses, the method by which achievement of those targets will be measured and the maximum award for Mr. Allott for such fiscal year. Following the end of each fiscal year, the Compensation Committee will certify in writing the extent to which those targets have been attained, and, if the targets have been attained, cash bonuses will be paid as soon as practicable after the Compensation Committee makes its written certification and on or prior to March 15 of the year following the year in which the performance period ends.

The Compensation Committee has full authority to interpret the Senior Executive Performance Plan, establish rules and regulations relating to the operation of the Senior Executive Performance Plan, determine the amount of any cash bonuses under the Senior Executive Performance Plan and make all determinations and take all other actions necessary or appropriate for the proper administration of the Senior Executive Performance Plan.

The Senior Executive Performance Plan may be terminated, amended or modified at any time by the unanimous vote of the members of the Compensation Committee. No amendment to the Senior Executive Performance Plan requiring stockholder approval under Code Section 162(m) or the Securities Exchange Act of 1934, as amended, will be implemented without such approval, and no amendment to the Senior Executive Performance Plan adversely affecting a person’s rights to cash bonuses previously granted under the Senior Executive Performance Plan can be implemented without the agreement of such person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE SILGAN HOLDINGS INC. SENIOR EXECUTIVE PERFORMANCE PLAN, AS AMENDED.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2015.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,029,949 (3)	—	3,607,406 (4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,029,949	—	3,607,406

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,029,949 shares of our Common Stock granted under the 2004 Stock Incentive Plan.

(4)	This amount consists of awards related to shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. As of the date hereof, there are 3,330,362 shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. In accordance with the 2004 Stock Incentive Plan, each award of stock options reduces the number of shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan by the same number of shares of our Common Stock subject to the award, while each award of restricted stock or restricted stock units reduces the number of shares of our Common Stock available for future issuances under the 2004 Stock Incentive Plan by two shares for every one restricted share or restricted stock unit awarded.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. A copy of the written charter of the Audit Committee is included in this Proxy Statement as Appendix B. In accordance with the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held eight meetings during 2015.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2015. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors: William C. Jennings John W. Alden Joseph M. Jordan Edward A. Lapekas

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in each of 2015 and 2014 totaled $3.3 million in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years and statutory audits of foreign subsidiary financial statements for such years.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in 2015 and 2014 totaled $0.1 million and $0.2 million, respectively. Services provided in both 2015 and 2014 were in respect of agreed upon procedures for certain contracts, preparation of a tax certification attestation report for a foreign subsidiary, assistance in connection with other SEC filings and compilations of foreign subsidiary financial statements. Services provided in 2014 also included assistance with due diligence related to corporate development activities.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in 2015 and 2014 totaled $0.3 million and $0.4 million, respectively. Such services consisted of tax compliance services and tax assistance and advice.

All Other Fees

In 2015 and 2014, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2011, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2017. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as a “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Messrs. Allott, Lewis and Greenlee. Messrs. Allott, Lewis and Greenlee generally are not provided with any retirement or other benefits, thereby allowing them to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. These directors, officers and ten percent stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required, other than as set forth below we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2015.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2017 must be received by us at our principal executive offices not later than December 22, 2016. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2017 as to which the proponent has not notified us by March 7, 2017. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 21, 2016

Appendix A

SILGAN HOLDINGS INC.

SENIOR EXECUTIVE PERFORMANCE PLAN

1. PURPOSE

The purpose of the Silgan Holdings Inc. Senior Executive Performance Plan is to permit Silgan Holdings Inc. (the “Company”), through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain certain senior executives and to motivate these senior executives to promote the profitability and growth of the Company.

2. DEFINITIONS

“AWARD” shall mean the amount granted to a Participant by the Committee for a Performance Period, provided that the amount of the Award for any Participant for a Performance Period shall in no event exceed the Maximum Award for such Performance Period.

“BOARD” shall mean the Board of Directors of the Company.

“CODE” shall mean the Internal Revenue Code of 1986, as amended. References to the Code shall be deemed to include references to the applicable Treasury Regulations promulgated thereunder.

“COMMITTEE” shall mean the Compensation Committee of the Board or any subcommittee thereof comprised solely of “outside directors” meeting the requirements of Section 162(m)(4)(C) of the Code.

“DISABILITY” shall mean the inability of the Participant, by reason of illness or injury, to perform substantially all of his duties as an Executive during any continuous period of 180 days.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

“EXECUTIVE” shall mean each of R. Philip Silver and D. Greg Horrigan, the current Co-Chief Executive Officers of the Company.

“MAXIMUM AWARD” shall mean, for the Performance Period beginning on January 1, 2003, $1,621,060, and for each Performance Period thereafter an amount equal to 103% of the Maximum Award for the immediately preceding Performance Period.

“PARTICIPANT” shall mean, for each Performance Period, each Executive who is a “covered employee” (as defined in Section 162(m) of the Code) for that Performance Period.

“PERFORMANCE GOAL” shall mean, for any Performance Period, the criteria selected by the Committee to measure the performance of the Company during such Performance Period from one or more of the following:

(i) net income;

(ii) earnings per share;

(iii) income from operations;

(iv) earnings before interest expense and provision for income taxes (EBIT);

(v) earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

(vi) economic value added;

(vii) return on net assets;

(vii) return on total assets;

(viii) free cash flow from operations;

(ix) return on invested capital;

(x) return on stockholders’ equity;

(xi) expense reduction;

(xii) working capital;

(xiii) total shareholder return; and

(xiv) stock price performance of the Company’s common stock.

The Committee may elect to exclude in calculating any Performance Goal (i) unusual gains and unusual losses, (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) businesses, units, divisions, subsidiaries or other entities sold or acquired.

“PERFORMANCE GOAL TARGETS” shall mean, for any Performance Goal, the levels of performance during a Performance Period under such Performance Goal established by the Committee to determine a Participant’s Award and the manner of calculating the amount of an Award for a Participant based on such Performance Goal(s) and Performance Goal Targets.

“PERFORMANCE PERIOD” shall mean the Company’s fiscal year.

“PLAN” shall mean this Silgan Holdings Inc. Senior Executive Performance Plan, as amended from time to time.

3. ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to determine the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. Before any payments for Awards are made under the Plan for any Performance Period, the Committee shall certify in writing, for such Performance Period, the Performance Goal Target or Targets (or level thereof) met and the amount of the Award payable to each Participant. The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders, Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

4. DETERMINATION OF AWARDS

(a) Not later than 90 days after each Performance Period commences and prior to the elapsing of 25 percent of the Performance Period (or such later time as may be permitted by applicable provisions of the Code), the Committee shall establish in writing for each Participant for such Performance Period one or more Performance Goals and, for each Performance Goal, one or more Performance Goal Targets and the method by which achievement thereof will be measured.

(b) Following the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goal Targets required by Section 4(a) have been met. If such Performance Goal Targets have been met, the Committee shall grant to the Participant an Award, which shall not exceed the Maximum Award and shall be calculated as established by the Committee pursuant to Section 4(a).

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(c) Subject to this Section 4(c), no Award shall be payable to any Participant who is not an employee of the Company on the last day of the Performance Period to which such Award relates. In the event that a Participant terminates employment because of death, Disability or retirement, such Participant (or in the event of death, the Participant’s estate or beneficiary designated under rules prescribed by the Committee) shall be paid a pro rata portion of the Participant’s Award that would otherwise be payable upon achievement of the Performance Goal Target or Targets had the Participant continued employment until the end of the Performance Period. Such pro rata Award shall not be paid until after the end of the Performance Period to which such Award relates.

5. PAYMENT OF AWARDS

Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant’s Award for a Performance Period has been determined, payment of that Award. Awards shall be paid in cash. Payment of the Award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.

6. AMENDMENTS

The Committee may amend the Plan at any time and from time to time, provided that any such amendment shall have been unanimously approved by all members of the Committee and provided further that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No such amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

7. TERMINATION

The Committee may terminate this Plan at any time, provided that any such termination shall have been unanimously approved by all members of the Committee. In such event, and notwithstanding any provisions of the Plan to the contrary, payment of deferred amounts plus any earnings may be accelerated with respect to any affected Participant in the discretion of the Committee and paid as soon as practicable; but in no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.

8. OTHER PROVISIONS

(a) Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

(b) The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant’s death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(c) Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(d) The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

(e) All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

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(f) If any provision of this Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(g) No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

9. EFFECTIVE DATE

The Plan shall be effective as of January 1, 2003, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.

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AMENDMENT TO

SILGAN HOLDINGS INC. SENIOR EXECUTIVE PERFORMANCE PLAN

WHEREAS, the Silgan Holdings Inc. Senior Executive Performance Plan (the “Plan”) was adopted by both the Board of Directors of Silgan Holding Inc. (the “Company”) and the Compensation Committee of the Board of Directors of the Company on February 27, 2003, and was approved by the Company’s stockholders on June 5, 2003;

WHEREAS, on March 1, 2006, R. Philip Silver and D. Greg Horrigan retired as Co-Chief Executive Officers of the Company, and the Company’s Board of Directors elected Anthony J. Allott as Chief Executive Officer of the Company, effective March 1, 2006;

WHEREAS, as a consequence of Mr. Allott’s election as Chief Executive Officer of the Company, the Compensation Committee has determined that it is in the best interest of the Company to amend the Plan to include Mr. Allott as one of the listed Executives under the Plan and to revise the definition of “Maximum Award” under the Plan to cover awards to Mr. Allott; and

WHEREAS, on March 1, 2006, the Compensation Committee unanimously approved, subject to stockholder approval, this Amendment to the Plan (this “Amendment”).

NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of March 1, 2006, provided that this Amendment is approved by the stockholders of the Company at the Company’s 2006 annual meeting of stockholders:

1.    Section 2 of the Plan is hereby amended such that the definitions of “EXECUTIVE” and “MAXIMUM AWARD” are deleted and replaced in their entirety with the following:

“EXECUTIVE” shall mean each of Anthony J. Allott, the current Chief Executive Officer of the Company, effective March 1, 2006, and each of R. Philip Silver and D. Greg Horrigan, the preceding Co-Chief Executive Officers of the Company.

“MAXIMUM AWARD” shall mean, (i) with respect to each of R. Philip Silver and D. Greg Horrigan, for the Performance Period of fiscal year 2006, $1,669,692; and (ii) with respect to Anthony J. Allott, for any Performance Period, a percentage of his annual salary as determined by the Committee, with such percentage being no less than 100% and no more than 200%.

2.    All the terms and provisions of the Plan shall continue in full force and effect, as modified by this Amendment.

IN WITNESS WHEREOF, the undersigned officer of the Company has duly executed this Amendment as of March 1, 2006.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
	Name:	Frank W. Hogan, III
	Title:	Senior Vice President, General Counsel and Secretary

5

AMENDMENT NO. 2 TO

SILGAN HOLDINGS INC. SENIOR EXECUTIVE PERFORMANCE PLAN

WHEREAS, the Silgan Holdings Inc. Senior Executive Performance Plan (the “Plan”) was adopted by both the Board of Directors of Silgan Holding Inc. (the “Company”) and the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) on February 27, 2003, and was approved by the Company’s stockholders on June 5, 2003;

WHEREAS, on March 1, 2006, the Compensation Committee approved an Amendment to the Plan (“Amendment No. 1”), and the stockholders of the Company approved Amendment No. 1 at the Company’s annual meeting of stockholders on June 7, 2006;

WHEREAS, the Compensation Committee has determined that it is in the best interest of the Company to further amend the Plan to include a written payment deadline for the payment of awards thereunder in conformity with Section 409A of Internal Revenue Code of 1986, as amended; and

WHEREAS, this Amendment No. 2 to the Plan (this “Amendment No. 2”) is an administrative amendment to the Plan which does not require approval of the stockholders of the Company.

NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of March 28, 2016:

1.    Section 5 of the Plan is hereby deleted and replaced in its entirety with the following:

5. PAYMENT OF AWARDS

After the amount of such Participant’s Award for a Performance Period has been determined following the Committee’s certification described in Section 4 above, payment of that Award to each Participant will be made as soon as practicable on or prior to March 15th of the year following the year in which the Performance Period ends. Awards shall be paid in cash. Payment of the Award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee and in accordance with the requirements of Code Section 409A.

2.    All the terms and provisions of the Plan as amended by Amendment No. 1 shall continue in full force and effect, as modified by this Amendment No. 2.

IN WITNESS WHEREOF, the undersigned officer of the Company has duly executed this Amendment No. 2 as of March 28, 2016.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
	Name:	Frank W. Hogan, III
	Title:	Senior Vice President, General Counsel and Secretary

6

Appendix B

SILGAN HOLDINGS INC.

CHARTER OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

Organization

This Charter governs the operations of the Audit Committee (the “Audit Committee”) of the Board of Directors of Silgan Holdings Inc. (the “Company”). The Audit Committee shall review and reassess this Charter at least annually and shall submit any proposed changes to the Board of Directors of the Company for approval. Additionally, the Audit Committee shall cause this Charter to be filed with the Securities and Exchange Commission (the “SEC”) in accordance with, and when and as required by, the rules and regulations of the SEC.

The Audit Committee shall be appointed by the Board of Directors of the Company and shall assist the Board of Directors in fulfilling its oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit activities and independent auditor, and (4) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters. The Audit Committee shall be comprised of at least three Directors, each of whom (x) shall be “independent” as provided in the applicable rules of the The Nasdaq Stock Market (“Nasdaq”) and the SEC as in effect from time to time and (y) shall not have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, statement of income and statement of cash flow. At least one member of the Audit Committee shall have the requisite “financial sophistication” under applicable Nasdaq rules in the judgment of the Board of Directors. The Chairperson of the Audit Committee shall be designated by the Board of Directors, or, if not so designated, by a majority vote of the members of the Audit Committee. If a member of the Audit Committee shall at any time serve simultaneously on the audit committee of more than two other public companies, such member shall promptly inform the Board of Directors thereof.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors of the Company in fulfilling its oversight responsibility to the stockholders of the Company and others relating to the Company’s financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audit of the Company’s financial statements. The Audit Committee shall also be directly responsible for the appointment (subject, if applicable, to ratification by the stockholders), compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing and/or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditor of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the independent auditor, the internal auditors, management and the Board of Directors. In discharging its oversight role, the Audit Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, with full access to the independent auditor and to all books, records, facilities and personnel of the Company. Additionally, for this purpose the Audit Committee may retain, at the Company’s expense, outside legal counsel or other consultants and experts.

The primary responsibility of the Audit Committee is to oversee, on behalf of the Board of Directors of the Company, the financial reporting process established by management and report to the Board of Directors on the results of their activities. Management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing those financial statements. The Audit Committee recognizes that management (including the internal audit activities), as well as the independent auditor, have more knowledge and detailed information about the Company than the members of the Audit Committee, and consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

Responsibilities and Processes

In carrying out its oversight responsibilities, the Audit Committee shall undertake the following activities.

Audit Responsibilities

1. The Audit Committee shall be solely responsible for the appointment (subject, if applicable, to ratification by the stockholders of the Company), compensation, retention and oversight of the work of the independent auditor of the Company. The independent auditor shall report directly to the Audit Committee. If the appointment of the independent auditor is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditor.

2. The Audit Committee shall review, at least annually, the qualifications and performance of the independent auditor. In conducting such review, the Audit Committee shall obtain and review at least annually a report by the independent auditor describing (1) such auditing firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of such auditing firm or by any formal investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board) within the preceding five years with respect to any independent audit carried out by such auditing firm, and any steps taken to deal with any such issues. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners of the independent auditor in accordance with applicable rules and regulations of the SEC and Nasdaq.

3. The Audit Committee shall review the independence of the independent auditor. In connection with its review of the independence of the Company’s independent auditor, the Audit Committee shall require written disclosures from the independent auditor, as required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, regarding their independence and their relationships with the Company and its subsidiaries. The Audit Committee shall discuss with the independent auditor their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Specifically, the Audit Committee shall review and discuss with the independent auditor, on at least an annual basis, all significant relationships they have with the Company that could impair their independence and objectivity. To the extent it deems necessary, the Audit Committee shall recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the independent auditor and satisfy itself that the Company has engaged an independent auditor as required by applicable securities laws and regulations.

4. The Audit Committee shall discuss with management and the independent auditor the overall scope and plans for the Company’s annual audit, including staffing, timing, locations and the internal audit and general audit approach. The Audit Committee shall review the audit plans for their sufficiency. The Audit Committee shall meet separately with the independent auditor, with and without management present, to discuss the results of their examinations along with management’s responses to significant matters. Also, the Audit Committee shall discuss with management and the independent auditor the integrity, adequacy and effectiveness of the Company’s financial reporting processes and accounting and financial controls.

5. The Audit Committee shall review with the independent auditor audit problems or difficulties and management letters provided by the independent auditor and management’s response, including, but not limited to (1) any restrictions on the scope of the independent auditor’s activities, (2) any restriction on the access of the independent auditor to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the independent auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise). The Audit Committee will resolve any disagreements between the independent auditor and management regarding financial reporting.

6. The Audit Committee shall pre-approve any audit or permissible non-audit engagement or relationship between the Company and the independent auditor and shall also approve in advance any internal audit services to be performed by other registered public accounting firms that are not the Company’s independent auditor. The Audit Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services. In connection with the Audit Committee’s approval of non-audit services, the Audit Committee shall consider whether the independent auditor’s performance of any non-audit services is compatible with the independent auditor’s independence. The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by the independent auditor and any internal audit services to be performed by any other registered public accounting firm if presented to the Audit Committee at the next regularly scheduled meeting.

7. The Audit Committee shall recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

Financial Statement and Disclosure Matters

8. The Audit Committee shall review and discuss, prior to public dissemination, the annual audited and quarterly unaudited financial statements of the Company (including, without limitation, the footnotes) with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices that could materially affect the Company’s financial statements. In addition, the Audit Committee shall review and discuss the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on the annual review, the Audit Committee shall determined whether to recommend to the Board of Directors inclusion of the annual audited financial statements in the Company’s Annual Report on Form 10-K.

9. The Audit Committee shall discuss with the independent auditor the results of the annual audit and quarterly reviews and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards.

10. The Audit Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any material changes in the selection or application of accounting principles, any major issues as to the adequacy of the internal controls and any actions taken in light of material control deficiencies.

11. The Audit Committee shall review disclosures made to the Audit Committee by the CEO and CFO during their certification process for the Company’s Form 10-Ks and Form 10-Qs.

12. The Audit Committee shall review and discuss reports from the independent auditor on:

¡      Critical accounting policies and practices to be used (including major changes thereto).

¡      Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramification of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

13. The Audit Committee shall prepare the Audit Committee report that the SEC requires to be included in the Company’s annual proxy statement.

14. When and as required under applicable securities laws and rules, the Audit Committee shall obtain annually a report from the independent auditor, with attestation, regarding management’s assessment of the effectiveness of the internal control structure and procedures for financial reporting.

Compliance Oversight Responsibility

15. The Audit Committee shall discuss with the independent auditor whether it has identified any issues of the type described in Section 10A of the Securities Exchange Act of 1934, as amended (concerning detection of illegal acts).

16. The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Also, the Audit Committee shall ensure that the Company maintains an anonymous reporting hotline for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters.

17. The Audit Committee shall review at least annually legal matters with the Company’s General Counsel that may have a material impact on the financial statements, the Company’s compliance policies relating to accounting and financial reporting matters and any material reports or inquiries received from regulators or governmental agencies.

18. The Audit Committee must approve any “related party transactions” required to be disclosed pursuant to Item 404 of SEC Regulation S-K, as amended.

Other

19. The Audit Committee shall report to the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and compliance with legal or regulatory requirements relating to accounting and financial reporting matters, the performance and independence of the Company’s independent auditor or the performance of the internal audit function.

20. The Audit Committee may, from time to time, conduct such other examinations or reviews as it may deem advisable with respect to the adequacy of the systems of internal accounting controls and accounting practices of the Company and with respect to current accounting trends and developments, and take such action with respect thereto as it may deem appropriate.

21. The Audit Committee shall meet at least four times annually, or more frequently if circumstances require. An agenda for each meeting shall be developed by the Chairperson of the Audit Committee in consultation with management, consistent with this Charter. Members of management and the independent auditor shall attend such meetings as requested by the Audit Committee. Minutes of all meetings of the Audit Committee shall be kept and maintained with the Company’s records.

SILGAN HOLDINGS INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends that you vote FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS (CLASS I)

		WITHHOLD AUTHORITY						+
					For	Against	Abstain
Nominees (each to serve until the Company’s Annual Meeting of Stockholders in 2019 and until their successors are duly elected and qualified):	FOR all nominees listed below	to vote for all nominees listed below	EXCEPTIONS*	2. To reapprove the material terms of the performance goals under the Silgan Holdings Inc. Senior Executive Performance Plan, as amended.	☐	☐	☐
	☐	☐	☐
					For ☐	Against ☐	Abstain ☐
01 R. Philip Silver 02 William C. Jennings				3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.
					For	Against	Abstain
				4. Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

* (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) _____________________________________				5. To consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SILGAN HOLDINGS INC.

4 LANDMARK SQUARE

STAMFORD, CT 06901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Philip Silver, D. Greg Horrigan and Anthony J. Allott as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 11, 2016 at an Annual Meeting of Stockholders of the Company to be held on May 27, 2016 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4.

(Continued and to be dated and signed on the reverse side.)